DISCOVERY, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS

Silver Spring, MD – February 27, 2020: Discovery, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the quarter and full year ended December 31, 2019.

David Zaslav, President and Chief Executive Officer of Discovery said, "2019 was a year of promises made and promises delivered. We achieved more than $3 billion of free cash flow and brought leverage down to the low end of our target range of 3-3.5x net debt to Adjusted OIBDA. Our differentiated local content strategy and global scale, coupled with our unique free cash flow conversion profile, provide distinct financial flexibility that allows us to adapt to changing media consumption habits. Our Board’s confidence in our strategic direction is highlighted by the recent authorization to repurchase up to an additional $2 billion of our shares."

Financial Highlights
Fourth Quarter 2019

•	Total revenues increased 2% to $2,874 million, or increased 4% ex-FX(1).

–	U.S. advertising and distribution revenues increased 1% and 5%, respectively; and

–	International advertising and distribution revenues increased 5% and 10%, respectively, ex-FX.

•	Net income available to Discovery, Inc. increased to $476 million and diluted EPS increased to $0.67 per share.

•	Adjusted OIBDA(2) decreased 8% to $1,105 million, or decreased 6% ex-FX.

•	Adjusted EPS(3) increased to $0.98 per diluted share.

•	Free cash flow(4) increased 27% to $1,132 million.

•	The Company repurchased 12 million Series C shares for $337 million, at an average price of $29.04 per share.

Full Year 2019

•	Total revenues increased 6% to $11,144 million, or increased 2% on a pro forma combined(5) ex-FX basis.

•	Net income available to Discovery, Inc. increased to $2,069 million and diluted EPS increased to $2.88 per share.

•	Adjusted OIBDA increased 12% to $4,671 million, or increased 7% on a pro forma combined ex-FX basis.

•	Adjusted EPS increased to $3.69 per diluted share.

•	Free cash flow increased 28% to $3,110 million.

•	The Company repurchased 23 million Series C shares for $637 million, at an average price of $27.49 per share.

Dollars in millions, except per share amounts	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019	2018	% Change	Ex-FX	2019	2018	% Change	Ex-FX	Pro Forma Combined Change Ex-FX
Total Revenues	$2,874	$2,809	2%	4%	$11,144	$10,553	6%	8%	2%
Net income available to Discovery, Inc.	$476	$269	77%		$2,069	$594	NM
U.S. Networks	925	964	(4)%		4,117	3,500	18%		10%
International Networks	315	350	(10)%	(4)%	1,057	1,077	(2)%	8%	5%
Total Adjusted OIBDA(6)	$1,105	$1,197	(8)%	(6)%	$4,671	$4,188	12%	14%	7%
Diluted EPS	$0.67	$0.38	NM		$2.88	$0.86	NM
Adjusted EPS	$0.98	$0.82	20%		$3.69	$2.91	27%
Free Cash Flow	$1,132	$888	27%		$3,110	$2,429	28%
NM: Not meaningful

Operational Highlights

•	In 2019, HGTV and Food Network launched in more than 30 new countries and territories combined as the Company continued to execute on its strategy to grow the global reach of the Scripps Networks.

•	Total share of viewing in 2019 for our top 10 international markets increased 2%, on average(7).

•	Established strong foothold across existing and new direct-to-consumer platforms in Europe, including Dplay in 10 markets(8), TVN Player in Poland, and Joyn(9) in Germany.

•	Discovery was the No. 1 most-watched pay TV portfolio in the U.S. among women 25-54 and 18+ for both primetime and total day in 2019(10).

•
TLC delivered its best year ever globally, improving both international share and viewership by 8%, and in the U.S., TLC was the fastest growing ad-supported cable network among women 25-54 and 18-49, with its best primetime performance in 16 years(11).

Segment Results

U.S. Networks

Dollars in millions	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	% Change	2019	2018	% Change	Pro forma Combined Change
Advertising	$1,051	$1,041	1%	$4,245	$3,749	13%	3%
Distribution	673	644	5%	2,739	2,456	12%	5%
Other	28	37	(24)%	108	145	(26)%	(29)%
Total Revenues	$1,752	$1,722	2%	$7,092	$6,350	12%	3%
Costs of Revenues, Excluding Depreciation & Amortization	503	451	12%	1,800	1,748	3%	(5)%
Selling, General & Administrative	324	307	6%	1,175	1,102	7%	(3)%
Adjusted OIBDA	$925	$964	(4)%	$4,117	$3,500	18%	10%

Fourth Quarter 2019

•	Revenues increased 2% to $1,752 million compared with the prior year's quarter.

–
Advertising revenue growth of 1% was primarily driven by increases in pricing and, to a lesser extent, the continued monetization of our digital content offerings and inventory, partially offset by lower overall ratings and secular declines in the pay TV ecosystem.

–
Distribution revenue growth of 5% was primarily driven by increases in contractual affiliate rates and additional carriage on virtual MVPD platforms, partially offset by a decline in linear subscribers.

–	Total portfolio subscribers for December 2019 were 5% lower than December 2018, while subscribers to the fully distributed networks were 3% lower.

•	Operating expenses increased 9% to $827 million.

–	Costs of revenues increased 12% primarily due to higher content spend.

–	SG&A expenses increased 6% primarily due to higher marketing and personnel expenses to support our direct-to-consumer initiatives.

•	Adjusted OIBDA decreased 4% to $925 million.

Full Year 2019

•	Revenues increased 12% to $7,092 million compared with the prior year. On a pro forma combined basis, revenues increased 3%.

–
Pro forma combined advertising revenue growth of 3% was primarily driven by increases in pricing and, to a lesser extent, the continued monetization of our digital content offerings and inventory, partially offset by lower overall ratings and secular declines in the pay TV ecosystem.

–
Pro forma combined distribution growth of 5% was primarily driven by increases in contractual affiliate rates and additional carriage on virtual MVPD platforms, partially offset by a decline in linear subscribers.

•	Operating expenses increased 4% to $2,975 million. On a pro forma combined basis, operating expenses decreased 4%.

–	Pro forma combined costs of revenues decreased 5% primarily due to content synergies realized from the integration of Scripps Networks.

–
Pro forma combined SG&A expenses decreased 3% primarily due to cost reductions in personnel, technology, and professional services fees, partially offset by higher marketing expenses to support our direct-to-consumer initiatives.

•	Adjusted OIBDA increased 18% to $4,117 million, or increased 10% on a pro forma combined basis.

International Networks

Dollars in millions	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019	2018	% Change	Ex-FX	2019	2018	% Change	Ex-FX	Pro Forma Combined Change Ex-FX
Advertising	$546	$533	2%	5%	$1,799	$1,765	2%	8%	4%
Distribution	531	505	5%	10%	2,096	2,082	1%	7%	5%
Other	42	46	(9)%	(8)%	146	302	(52)%	(48)%	(50)%
Total Revenues	$1,119	$1,084	3%	7%	$4,041	$4,149	(3)%	3%	—%
Costs of Revenues, Excluding Depreciation & Amortization	533	494	8%	9%	2,016	2,169	(7)%	(3)%	(6)%
Selling, General & Administrative	271	240	13%	15%	968	903	7%	13%	11%
Adjusted OIBDA	$315	$350	(10)%	(4)%	$1,057	$1,077	(2)%	8%	5%

Fourth Quarter 2019

•	Revenues increased 3% to $1,119 million, or increased 7% ex-FX, compared with the prior year's quarter.

–	Advertising revenues increased 5% ex-FX primarily driven by the consolidation of the UKTV Lifestyle Business(12) and growth in our direct-to-consumer initiatives.

–
Distribution revenues increased 10% ex-FX primarily driven by content licensing arrangements and higher affiliate rates in our Latin America business unit, and higher affiliate rates and monetization of direct-to-consumer initiatives in Europe and Asia.

•	Total operating expenses increased 10% to $804 million, or increased 11% ex-FX.

–	Ex-FX, costs of revenues increased 9% primarily due to investments in our direct-to-consumer initiatives and linear content, and, to a lesser extent, consolidation of the UKTV Lifestyle Business.

–	Ex-FX, SG&A increased 15% primarily due to investments in technology and personnel, as well as higher marketing expenses driven by subscriber acquisition costs for our direct-to-consumer initiatives.

•	Adjusted OIBDA decreased 10% to $315 million, or decreased 4% ex-FX.

Full Year 2019

•	Revenues decreased 3% to $4,041 million compared with the prior year. Ex-FX, revenues increased 3%. On a pro forma combined ex-FX basis, revenues were consistent with the prior year.

–
Pro forma combined ex-FX advertising growth of 4% was primarily driven by the consolidation of the UKTV Lifestyle Business, growth in our direct-to-consumer initiatives, and, to a lesser extent, higher pricing in certain European markets, partially offset by the impact of the Olympics in 2018.

–
Pro forma combined ex-FX distribution growth of 5% was primarily driven by content licensing arrangements, higher affiliate rates and new channel launches in our Latin America business unit, higher affiliate rates in Europe and monetization of direct-to-consumer initiatives in Europe and Asia.

•	Operating expenses decreased 3% to $2,984 million. Ex-FX, operating expenses increased 2%. On a pro forma combined ex-FX basis, operating expenses decreased 1%.

–
Pro forma combined ex-FX costs of revenues decreased 6% primarily due to rights and production costs for the Olympics in 2018, partially offset by investments in linear content and our direct-to-consumer initiatives, and the consolidation of the UKTV Lifestyle Business.

–
Pro forma combined ex-FX SG&A increased 11% primarily due to investments in technology and personnel, as well as higher marketing expenses driven by subscriber acquisition costs for our direct-to-consumer initiatives, partially offset by expenses incurred in the prior year for the Olympics and certain channel launches in Asia.

•	Adjusted OIBDA decreased 2% to $1,057 million. Ex-FX, Adjusted OIBDA increased 8%, or increased 5% on a pro forma combined ex-FX basis.

Corporate and Inter-Segment Eliminations
For the fourth quarter of 2019, Corporate Adjusted OIBDA decreased $19 million compared with the prior year's quarter, primarily due to investments in facilities and technology infrastructure, partially offset by lower professional services fees.

For full year 2019, Corporate Adjusted OIBDA decreased $115 million compared with the prior year, primarily due to investments in technology infrastructure and facilities, and higher professional services fees.

Fourth Quarter 2019 Consolidated Results

•	Total revenues increased 2% to $2,874 million, or increased 4% ex-FX, compared with the prior year's quarter.

•
Net income available to Discovery, Inc. increased to $476 million, or $0.67 per diluted share, primarily due to lower income tax expense and restructuring and other charges and higher operating revenues, partially offset by investments in direct-to-consumer initiatives.

•
Total Adjusted OIBDA decreased 8% to $1,105 million, as U.S. Networks Adjusted OIBDA decreased 4% and International Networks' Adjusted OIBDA decreased 10%. Ex-FX, total Adjusted OIBDA decreased 6% and International Networks Adjusted OIBDA decreased 4%.

•	Adjusted EPS increased to $0.98 compared with the prior year's quarter. Please refer to the table “Calculation of Adjusted Earnings Per Diluted Share” on page 16 for additional details.

•
Cash provided by operating activities increased 33% to $1,232 million reflecting improvements in cash efficiency and an increase in net income driven by lower restructuring and other charges and taxes. Capital expenditures increased $59 million to $100 million due to investments in technology infrastructure, software development, and facilities. Free cash flow increased 27% to $1,132 million primarily driven by improvements in cash efficiency, as well as lower restructuring and other charges and taxes, partially offset by an increase in digital investments and capital expenditures.

Full Year 2019 Consolidated Results

•	Total revenues increased 6% to $11,144 million, or increased 8% ex-FX, compared with the prior year. On a pro forma combined ex-FX basis, revenues increased 2%.

•
Net income available to Discovery, Inc. increased to $2,069 million, or $2.88 per diluted share, primarily due to lower restructuring and other charges, higher operating results and a one-time, non-cash tax benefit recognized in the second quarter of 2019, partially offset by a non-cash goodwill impairment charge in our Asia-Pacific region.

•
Total Adjusted OIBDA increased 12% to $4,671 million, as an 18% increase in U.S. Networks Adjusted OIBDA was partially offset by a $115 million decrease in Corporate Adjusted OIBDA and a 2% decrease in International Networks Adjusted OIBDA. Ex-FX, total Adjusted OIBDA increased 14% and International Networks Adjusted OIBDA increased 8%. On a pro forma combined ex-FX basis, total Adjusted OIBDA increased 7% as U.S. Networks Adjusted OIBDA increased 10% and International Networks increased 5%.

•	Adjusted EPS increased to $3.69 compared with the prior year. Please refer to the table “Calculation of Adjusted Earnings Per Diluted Share” on page 16 for additional details.

•
Cash provided by operating activities increased 32% to $3,399 million reflecting an increase in net income due to higher operating results and lower restructuring and other charges. Capital expenditures increased $142 million to $289 million primarily due to investments in technology infrastructure, software development, and facilities. Free cash flow increased 28% to $3,110 million primarily driven by lower restructuring and other charges, higher operating results, and improvements in cash efficiency, partially offset by an increase in digital investments and capital expenditures.

Other Items
Share Buyback
In February 2020, the Company's Board of Directors authorized additional common stock repurchases of up to $2 billion upon completion of the existing $1 billion authorization. Under the stock repurchase authorization, management is authorized to purchase shares from time to time through open market purchases at prevailing prices or privately negotiated purchases subject to market conditions and other factors.

Pursuant to the Board of Directors' April 2019 authorization to repurchase up to $1 billion shares, the Company has repurchased approximately 23 million shares of its Series C common stock for a total of $637 million, at an average price of $27.49 per share, through December 31, 2019. The Company repurchased approximately 12 million shares of its Series C common stock for $337 million, at an average price of $29.04 per share in the fourth quarter of 2019.

2020 Outlook(13)
Discovery will provide forward-looking commentary in connection with this earnings announcement on its quarterly earnings conference call. Details on how to access the call and audio webcast are included below.

Conference Call Information
Discovery will host a conference call today, February 27, 2020 at 8:00 a.m. ET to discuss its full year and fourth quarter 2019 results. To listen to the call, visit https://corporate.discovery.com or dial 1-844-452-2811 inside the U.S. and 1-574-990-9832 outside of the U.S., using conference passcode: DISCA.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on March 1, 2019 and the Annual Report on Form 10-K for the year ended December 31, 2019, expected to be filed today.

Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,”

“estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in the Company's programming, strategic growth initiatives, and the effects of the Scripps Networks acquisition and related transactions. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About Discovery, Inc.
Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) is a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in 220 countries and territories and in nearly 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps; direct-to-consumer streaming services such as Eurosport Player and MotorTrend OnDemand; digital-first and social content from Group Nine Media; a landmark natural history and factual content partnership with the BBC; and a strategic alliance with PGA TOUR to create the international home of golf. Discovery’s portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, MotorTrend, Animal Planet, and Science Channel, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. For more information, please visit https://corporate.discovery.com and follow @DiscoveryIncTV across social platforms.

Contacts

Media	Investor Relations
Nathaniel Brown (212) 548-5959	Andrew Slabin (212) 548-5544
nathaniel_brown@discovery.com	andrew_slabin@discovery.com

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenues:
Advertising	$1,597	$1,574	$6,044	$5,514
Distribution	1,204	1,149	4,835	4,538
Other	73	86	265	501
Total revenues	2,874	2,809	11,144	10,553
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	1,037	946	3,819	3,935
Selling, general and administrative	793	657	2,788	2,620
Depreciation and amortization	333	397	1,347	1,398
Impairment of goodwill	—	—	155	—
Restructuring and other charges	6	98	26	750
(Gain) on disposition	—	—	—	(84)
Total costs and expenses	2,169	2,098	8,135	8,619
Operating income	705	711	3,009	1,934
Interest expense, net	(162)	(171)	(677)	(729)
Loss on extinguishment of debt	—	—	(28)	—
Income (loss) from equity investees, net	18	(10)	(2)	(63)
Other expense, net	2	(36)	(8)	(120)
Income before income taxes	563	494	2,294	1,022
Income tax expense	(52)	(195)	(81)	(341)
Net income	511	299	2,213	681
Net income attributable to noncontrolling interests	(34)	(26)	(128)	(67)
Net income attributable to redeemable noncontrolling interests	(1)	(4)	(16)	(20)
Net income available to Discovery, Inc.	$476	$269	$2,069	$594
Net income per share available to Discovery, Inc. Series A, B and C common stockholders:
Basic	$0.68	$0.38	$2.90	$0.86
Diluted	$0.67	$0.38	$2.88	$0.86
Weighted average shares outstanding:
Basic	527	524	529	498
Diluted	702	715	711	688

DISCOVERY, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions, except par value)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,552	$986
Receivables, net	2,633	2,620
Content rights, net	579	313
Prepaid expenses and other current assets	453	312
Total current assets	5,217	4,231
Noncurrent content rights, net	3,129	3,069
Property and equipment, net	951	800
Goodwill	13,050	13,006
Intangible assets, net	8,667	9,674
Equity method investments, including note receivable	568	935
Other noncurrent assets	2,153	835
Total assets	$33,735	$32,550
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$463	$325
Accrued liabilities	1,678	1,604
Deferred revenues	489	249
Current portion of debt	609	1,819
Total current liabilities	3,239	3,997
Noncurrent portion of debt	14,810	14,974
Deferred income taxes	1,691	1,811
Other noncurrent liabilities	2,029	1,251
Total liabilities	21,769	22,033
Commitments and contingencies
Redeemable noncontrolling interests	442	415
Equity:
Discovery, Inc. stockholders’ equity:
Series A-1 convertible preferred stock: $0.01 par value; 8 shares authorized, issued, and outstanding	—	—
Series C-1 convertible preferred stock: $0.01 par value; 6 shares authorized; 5 and 6 shares issued and outstanding	—	—
Series A common stock: $0.01 par value; 1,700 shares authorized; 161 and 160 shares issued; and 158 and 157 shares outstanding	2	2
Series B convertible common stock: $0.01 par value; 100 shares authorized; 7 shares issued and outstanding	—	—
Series C common stock: $0.01 par value; 2,000 shares authorized; 547 and 524 shares issued; and 360 shares outstanding	5	5
Additional paid-in capital	10,747	10,647
Treasury stock, at cost: 190 and 167 shares	(7,374)	(6,737)
Retained earnings	7,333	5,254
Accumulated other comprehensive loss	(822)	(785)
Total Discovery, Inc. stockholders’ equity	9,891	8,386
Noncontrolling interests	1,633	1,716
Total equity	11,524	10,102
Total liabilities and equity	$33,735	$32,550

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Twelve Months Ended December 31,
	2019	2018
Operating Activities
Net income	$2,213	$681
Adjustments to reconcile net income to cash provided by operating activities:
Content rights amortization and impairment	2,853	3,288
Depreciation and amortization	1,347	1,398
Deferred income taxes	(504)	(131)
Impairment of goodwill	155	—
Share-based compensation expense	142	80
Equity in losses of equity method investee companies, net of cash distributions	62	138
Unrealized loss (gain) from derivative instruments, net	62	(15)
Loss on extinguishment of debt	28	—
Remeasurement gain on previously held equity interests	(14)	—
Realized (gain) loss from derivative instruments, net	(14)	—
(Gain) loss on disposition	—	(84)
Other, net	42	141
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Receivables, net	(7)	(84)
Content rights and payables, net	(3,060)	(2,883)
Accounts payable and accrued liabilities	122	(74)
Prepaid income taxes and income taxes receivable	4	57
Foreign currency and other, net	(32)	64
Cash provided by operating activities	3,399	2,576
Investing Activities
Business acquisitions, net of cash acquired	(73)	(8,565)
Investments in and advances to equity investments	(254)	(61)
Purchases of property and equipment	(289)	(147)
Proceeds from dissolution of joint venture and sale of investments	125	—
Proceeds from (payments for) derivative instruments, net	54	(2)
Proceeds from sale of assets	4	68
Proceeds from dispositions, net of cash disposed	—	107
Distributions from equity method investees	—	1
Other investing activities, net	(5)	6
Cash used in investing activities	(438)	(8,593)
Financing Activities
Principal repayments of debt, including discount payment and premiums to par value	(2,658)	(16)
Borrowings from debt, net of discount and including premiums	1,479	—
Borrowings under term loan facilities	—	2,000
Principal repayments of term loans	—	(2,000)
Repurchases of stock	(633)	—
Distributions to noncontrolling interests and redeemable noncontrolling interests	(250)	(76)
Principal repayments of revolving credit facility	(225)	(200)
Principal repayments of finance lease obligations	(44)	(50)
Hedge of borrowings from debt instruments	(18)	—
(Repayments) borrowings under program financing line of credit, net	(12)	22
Share-based plan (payments) proceeds, net	(2)	54
Commercial paper repayments, net	—	(5)
Other financing activities, net	6	(12)
Cash (used in) provided by financing activities	(2,357)	(283)
Effect of exchange rate changes on cash and cash equivalents	(38)	(23)
Net change in cash and cash equivalents	566	(6,323)
Cash and cash equivalents, beginning of period	986	7,309
Cash and cash equivalents, end of period	$1,552	$986

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended December 31, 2019
	U.S. Networks	International Networks	Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery, Inc.					$476
Net income attributable to redeemable noncontrolling interests					1
Net income attributable to noncontrolling interests					34
Income tax expense					52
Other expense, net					(2)
(Income) from equity investees, net					(18)
Interest expense, net					162
Operating income (loss)	$689	$224	$6	$(214)	$705
Restructuring and other charges	4	5	—	(3)	6
Depreciation and amortization	227	87	—	19	333
Employee share-based compensation	—	—	—	57	57
Transaction and integration costs	—	—	—	4	4
Inter-segment eliminations	5	(1)	(5)	1	—
Total Adjusted OIBDA	$925	$315	$1	$(136)	$1,105

	Three Months Ended December 31, 2018
	U.S. Networks	International Networks	Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery, Inc.					$269
Net income attributable to redeemable noncontrolling interests					4
Net income attributable to noncontrolling interests					26
Income tax expense					195
Other expense, net					36
Loss from equity investees, net					10
Interest expense, net					171
Operating income (loss)	$601	$217	$6	$(113)	$711
Restructuring and other charges	63	45	—	(10)	98
Depreciation and amortization	294	83	(1)	21	397
Employee share-based compensation	(1)	—	—	(11)	(12)
Transaction and integration costs	7	—	—	(4)	3
(Gain) loss on disposition	—	—	(1)	1	—
Inter-segment eliminations	—	5	(4)	(1)	—
Total Adjusted OIBDA	$964	$350	$—	$(117)	$1,197

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Twelve Months Ended December 31, 2019
	U.S. Networks	International Networks	Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery, Inc.					$2,069
Net income attributable to redeemable noncontrolling interests					16
Net income attributable to noncontrolling interests					128
Income tax expense					81
Other expense, net					8
Loss on extinguishment of debt					28
Loss from equity investees, net					2
Interest expense, net					677
Operating income (loss)	$3,145	$563	$17	$(716)	$3,009
Restructuring and other charges	15	20	—	(9)	26
Impairment of goodwill	—	155	—	—	155
Depreciation and amortization	950	328	—	69	1,347
Employee share-based compensation	—	—	—	137	137
Transaction and integration costs	—	—	—	26	26
Settlement of a withholding tax claim	—	(29)	—	—	(29)
Inter-segment eliminations	7	20	(13)	(14)	—
Total Adjusted OIBDA	$4,117	$1,057	$4	$(507)	$4,671

	Twelve Months Ended December 31, 2018
	U.S. Networks	International Networks	Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery, Inc.					$594
Net income attributable to redeemable noncontrolling interests					20
Net income attributable to noncontrolling interests					67
Income tax expense					341
Other expense, net					120
Loss from equity investees, net					63
Interest expense, net					729
Operating income (loss)	$2,182	$434	$97	$(779)	$1,934
Restructuring and other charges	322	307	1	120	750
Depreciation and amortization	985	315	2	96	1,398
Employee share-based compensation	(1)	—	—	81	80
Transaction and integration costs	14	3	—	93	110
(Gain) loss on disposition	—	—	(85)	1	(84)
Inter-segment eliminations	(2)	18	(12)	(4)	—
Total Adjusted OIBDA	$3,500	$1,077	$3	$(392)	$4,188

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
UNAUDITED SELECTED PRO FORMA FINANCIALS(a)
(unaudited; amounts in millions)

TOTAL COMPANY REPORTED AND PRO FORMA FINANCIAL RESULTS

	Twelve Months Ended December 31,
	2019	2018			Actual Change		Pro Forma Combined Change		Pro Forma Combined Change Ex-FX(b)
	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%	%
Advertising	$6,044	$5,514	$425	$5,939	$530	10%	$105	2%	3%
Distribution	4,835	4,538	178	4,716	297	7%	119	3%	5%
Other	265	501	20	521	(236)	(47)%	(256)	(49)%	(47)%
Total revenues	11,144	10,553	623	11,176	591	6%	(32)	—%	2%
Costs of revenues, excluding depreciation and amortization	3,819	3,935	205	4,140	(116)	(3)%	(321)	(8)%	(6)%
Selling, general and administrative	2,654	2,430	155	2,585	224	9%	69	3%	5%
Adjusted OIBDA(c)	$4,671	$4,188	$263	$4,451	$483	12%	$220	5%	7%

RECONCILIATION OF TOTAL COMPANY REPORTED AND PRO FORMA OPERATING INCOME TO ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

	Twelve Months Ended December 31,
	2019	2018			Actual Change		Pro Forma Combined Change
	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Operating income	$3,009	$1,934	$352	$2,286	$1,075	56%	$723	32%
Restructuring and other charges	26	750	10	760	(724)	(97)%	(734)	(97)%
Impairment of goodwill	155	—	—	—	155	NM	155	NM
Depreciation and amortization	1,347	1,398	(76)	1,322	(51)	(4)%	25	2%
Employee share-based compensation	137	80	5	85	57	71%	52	61%
Transaction and integration costs	26	110	(28)	82	(84)	(76)%	(56)	(68)%
Settlement of a withholding tax claim	(29)	—	—	—	(29)	NM	(29)	NM
(Gain) on disposition	—	(84)	—	(84)	84	NM	84	NM
Adjusted OIBDA	$4,671	$4,188	$263	$4,451	$483	12%	$220	5%

(a)
Pro forma combined is defined as the results of the Company as if the acquisition of Scripps Networks had occurred on January 1, 2017. Refer to page 18 for adjustments to our pro forma combined results.

(b)	Refer to page 17 for our methodology for calculating growth rates excluding the impact of foreign currency.
(c)	Refer to page 17 for our full definition of Adjusted OIBDA.
NM: Not Meaningful

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
UNAUDITED SELECTED PRO FORMA FINANCIALS(d)
(unaudited; amounts in millions)

U.S. NETWORKS REPORTED AND PRO FORMA FINANCIAL RESULTS

	Twelve Months Ended December 31,
	2019	2018			Actual Change		Pro Forma Combined Change
	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Advertising	$4,245	$3,749	$356	$4,105	$496	13%	$140	3%
Distribution	2,739	2,456	156	2,612	283	12%	127	5%
Other	108	145	7	152	(37)	(26)%	(44)	(29)%
Total revenues	7,092	6,350	519	6,869	742	12%	223	3%
Costs of revenues, excluding depreciation and amortization	1,800	1,748	153	1,901	52	3%	(101)	(5)%
Selling, general and administrative	1,175	1,102	111	1,213	73	7%	(38)	(3)%
Adjusted OIBDA(e)	$4,117	$3,500	$255	$3,755	$617	18%	$362	10%

RECONCILIATION OF U.S. NETWORKS REPORTED AND PRO FORMA OPERATING INCOME TO ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

	Twelve Months Ended December 31,
	2019	2018			Actual Change		Pro Forma Combined Change
	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Operating income	$3,145	$2,182	$350	$2,532	$963	44%	$613	24%
Employee share-based compensation	—	(1)	—	(1)	1	NM	1	NM
Depreciation and amortization	950	985	(95)	890	(35)	(4)%	60	7%
Restructuring and other charges	15	322	5	327	(307)	(95)%	(312)	(95)%
Transactions and integration costs	—	14	—	14	(14)	NM	(14)	NM
Inter-segment eliminations	7	(2)	(5)	(7)	9	NM	14	NM
Adjusted OIBDA	$4,117	$3,500	$255	$3,755	$617	18%	$362	10%

(d)
Pro forma combined is defined as the results of the Company as if the acquisition of Scripps Networks had occurred on January 1, 2017. Refer to page 18 for adjustments to our pro forma combined results.

(e)	Refer to page 17 for our full definition of Adjusted OIBDA.
NM: Not Meaningful

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
UNAUDITED SELECTED PRO FORMA FINANCIALS(f)
(unaudited; amounts in millions)

INTERNATIONAL NETWORKS REPORTED AND PRO FORMA FINANCIAL RESULTS

	Twelve Months Ended December 31,
	2019	2018			Actual Change		Pro Forma Combined Change		Pro Forma Combined Change Ex-FX(g)
	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%	%
Advertising	$1,799	$1,765	$69	$1,834	$34	2%	$(35)	(2)%	4%
Distribution	2,096	2,082	22	2,104	14	1%	(8)	—%	5%
Other	146	302	13	315	(156)	(52)%	(169)	(54)%	(50)%
Total revenues	4,041	4,149	104	4,253	(108)	(3)%	(212)	(5)%	—%
Costs of revenues, excluding depreciation and amortization	2,016	2,169	52	2,221	(153)	(7)%	(205)	(9)%	(6)%
Selling, general and administrative	968	903	27	930	65	7%	38	4%	11%
Adjusted OIBDA(h)	$1,057	$1,077	$25	$1,102	$(20)	(2)%	$(45)	(4)%	5%

RECONCILIATION OF INTERNATIONAL NETWORKS OPERATING INCOME TO PRO FORMA ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

	Twelve Months Ended December 31,
	2019	2018			Actual Change		Pro Forma Combined Change
	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Operating income	$563	$434	$—	$434	$129	30%	$129	30%
Depreciation and amortization	328	315	19	334	13	4%	(6)	(2)%
Impairment of goodwill	155	—	—	—	155	NM	155	NM
Restructuring and other charges	20	307	2	309	(287)	(93)%	(289)	(94)%
Transaction and integration costs	—	3	—	3	(3)	NM	(3)	NM
Inter-segment eliminations	20	18	4	22	2	11%	(2)	(9)%
Settlement of a withholding tax claim	(29)	—	—	—	(29)	NM	(29)	NM
Adjusted OIBDA	$1,057	$1,077	$25	$1,102	$(20)	(2)%	$(45)	(4)%

(f)
Pro forma combined is defined as the results of the Company as if the acquisition of Scripps Networks had occurred on January 1, 2017. Refer to page 18 for adjustments to our pro forma combined results.

(g)	Refer to page 17 for our methodology for calculating growth rates excluding the impact of foreign currency.
(h)	Refer to page 17 for our full definition of Adjusted OIBDA.
NM: Not Meaningful

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
UNAUDITED SELECTED PRO FORMA FINANCIALS(i)
(unaudited; amounts in millions)

CORPORATE AND INTER-SEGMENT ELIMINATIONS REPORTED AND PRO FORMA FINANCIAL RESULTS

	Twelve Months Ended December 31,
	2019	2018			Actual Change		Pro Forma Combined Change
	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Costs of revenues, excluding depreciation and amortization	$2	$1	$—	$1	$1	NM	$1	NM
Selling, general and administrative	505	391	21	412	114	29%	93	23%
Adjusted OIBDA(j)	$(507)	$(392)	$(21)	$(413)	$(115)	(29)%	$(94)	(23)%

RECONCILIATION OF CORPORATE AND INTER-SEGMENT ELIMINATIONS OPERATING INCOME TO PRO FORMA ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

	Twelve Months Ended December 31,
	2019	2018			Actual Change		Pro Forma Combined Change
	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Operating loss	$(716)	$(779)	$2	$(777)	$63	(8)%	$61	(8)%
Employee share-based compensation	137	81	1	82	56	69%	55	67%
Depreciation and amortization	69	96	—	96	(27)	(28)%	(27)	(28)%
Restructuring and other charges	(9)	120	3	123	(129)	NM	(132)	NM
Transaction and integration costs	26	93	(28)	65	(67)	(72)%	(39)	(60)%
Loss on disposition	—	1	—	1	(1)	NM	(1)	NM
Inter-segment eliminations	(14)	(4)	1	(3)	(10)	NM	(11)	NM
Adjusted OIBDA	$(507)	$(392)	$(21)	$(413)	$(115)	(29)%	$(94)	(23)%

(i)
Pro forma combined is defined as the results of the Company as if the acquisition of Scripps Networks had occurred on January 1, 2017. Refer to page 18 for adjustments to our pro forma combined results.

(j)	Refer to page 17 for our full definition of Adjusted OIBDA.
NM: Not Meaningful

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

CALCULATION OF ADJUSTED EARNINGS PER DILUTED SHARE

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Diluted net income per share allocated to Discovery, Inc. Series A, B and C common stockholders:	$0.67	$0.38	$0.29	76%	$2.88	$0.86	$2.02	NM
Per share impacts, net of tax:
Amortization of acquisition-related intangible assets	0.29	0.36	(0.07)	(19)%	1.21	1.25	(0.04)	(3)%
Restructuring and other charges	0.01	0.08	(0.07)	(88)%	0.05	0.89	(0.84)	(94)%
Legal entity restructuring, deferred tax impact	0.01	—	0.01	NM	(0.63)	—	(0.63)	NM
Impairment of goodwill	—	—	—	—%	0.22	—	0.22	NM
Settlement of a withholding tax claim	—	—	—	—%	(0.04)	—	(0.04)	NM
Gain on sale of Education business	—	—	—	—%	—	(0.09)	0.09	NM
Adjusted earnings per diluted share	$0.98	$0.82	$0.16	20%	$3.69	$2.91	$0.78	27%

CALCULATION OF FREE CASH FLOW

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Cash provided by operating activities	$1,232	$929	$303	33%	$3,399	$2,576	$823	32%
Purchases of property and equipment	(100)	(41)	(59)	NM	(289)	(147)	(142)	(97)%
Free cash flow	$1,132	$888	$244	27%	$3,110	$2,429	$681	28%
NM: Not Meaningful

Non-GAAP Financial Measures
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted EPS and free cash flow. These non-GAAP measures should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules for reconciliations to the most comparable GAAP measures.

Definitions and Sources
(1) Methodology for Calculating Growth Rates Excluding the Impact of Currency Effects: The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis ("ex-FX"), in addition to results reported in accordance with GAAP, provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with GAAP.

The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2019 Baseline Rate”), and the prior year amounts translated at the same 2019 Baseline Rate.

In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies.

(2) Adjusted OIBDA and Adjusted OIBDA Excluding the Impact of Currency Effects: The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) employee share-based compensation, (ii) depreciation and amortization, (iii) restructuring and other charges, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) certain inter-segment eliminations related to production studios, (vii) third-party transaction costs directly related to the acquisition and integration of Scripps Networks and other transactions, and (viii) other items impacting comparability.

The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses.

The Company excludes share-based compensation, restructuring and other charges, certain impairment charges, gains and losses on business and asset dispositions and the Scripps Networks transaction and integration costs from selling, general and administrative expenses for the calculation of Adjusted OIBDA due to their impact on comparability between periods. The Company also excludes depreciation of fixed assets and amortization of intangible assets, as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Adjusted OIBDA should be considered in addition to, but not a substitute for, operating income, net income and other measures of financial performance reported in accordance with GAAP. Refer to the comments in footnote 2 for the methodology to calculate growth rates excluding foreign currency effects.

Effective January 1, 2019, our definition of Adjusted OIBDA was modified to exclude all employee share-based compensation, whereas only mark-to-market share-based compensation was excluded previously. Over time, the Company has moved to a higher percentage of equity-classified awards (in lieu of liability-classified awards, which require mark-to-market accounting) under its stock incentive plans and expects to continue this action in future periods. Since most equity classified awards are non-cash expenses not entirely under management control, the Company has elected to exclude all share-based compensation from Adjusted OIBDA beginning in 2019. The revised definition of Adjusted OIBDA will be used by our chief operating decision maker in evaluating segment performance in 2019. Accordingly, prior period amounts have been recast to reflect the current definition.

(3) Adjusted EPS: The Company defines Adjusted EPS as earnings excluding the impact of amortization of acquisition-related intangible assets and meaningful one-time items, per diluted share. The Company believes Adjusted EPS is relevant to investors because this metric allows them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets and meaningful one-time items that impact the comparability of results from period to period.

(4) Free Cash Flow: The Company defines free cash flow as cash flow from operations less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

(5) Pro Forma Combined: This press release compares our actual results for the year ended December 31, 2019 to the year ended December 31, 2018, as well as our actual results for the year ended December 31, 2019 to pro forma combined results for the year ended December 31, 2018, as if the Scripps Networks acquisition occurred on January 1, 2017. Scripps Networks was acquired on March 6, 2018. Management believes reviewing our actual operating results in addition to combined pro forma results is useful in identifying trends in, or reaching conclusions regarding, the overall operating performance of our businesses. Our combined U.S. Networks, International Networks and Corporate and Inter-Segment Eliminations pro forma information is based on the historical operating results of the respective businesses as applicable to each segment and includes adjustments directly attributable to the prior year Scripps Networks acquisition as if it had occurred on January 1, 2017, such as:

1.	The impact of the purchase price allocation to the fair value of assets, liabilities, and noncontrolling interests, such as intangible amortization;

2.
Adjustments to remove items associated with the acquisition of Scripps Networks that will not have a continuing impact on the combined entity, such as transaction costs and the impact of employee retention agreements; and

3.	Changes to align accounting policies.
Adjustments do not include costs related to integration activities, cost savings or synergies that have been or may be achieved by the combined businesses. Pro forma amounts are not necessarily indicative of what our results would have been had we operated Scripps Networks since January 1, 2017 and should not be taken as indicative of the Company's future consolidated results of operations.

(6) Financial Highlights Table: This table presents a selection of the Company's financial results. Because the table as shown excludes the "Other" and "Corporate and Inter-Segment Eliminations" operating segments, total Adjusted OIBDA will not foot.

(7) Source: Total Audience Measurement among all individuals for the top-ten markets as ranked by advertising revenues. Share percent is defined as the share of viewing to all TV channels in a market, except in the Nordic region. In the Nordic region, share percent is defined as the share of viewing for commercial channels only. Change in share percent is calculated by adjusting the prior year to include any newly acquired channels, as if the acquisitions had occurred on January 1, 2017.

(8) DPlay: As of December 31, 2019, DPlay is available in 10 markets including Denmark, Finland, Netherlands, Norway, Sweden, Spain, Italy, Ireland, the United Kingdom, and Japan.

(9) Joyn: Joyn GmbH is a 50/50 joint venture of ProSiebenSat.1 and Discovery and is unconsolidated for reporting purposes.

(10) Source: Nielsen, 2019 (12/31/2018-12/29/2019). Primetime is 8pm-11pm and Total Day is 6am-6am. Live+7-day. Duration-weighted delivery: “Most Watched”.

(11) Source: Nielsen, 2019 (12/31/2018-12/29/2019). Primetime is 8pm-11pm. Data based on program based daypart (000s). Live+3-day. “Fastest Growing” includes networks with 70,000+ UE. Prior to 2005 only Live Data is available.

(12) UKTV Lifestyle Business: In June 2019, the Company and BBC dissolved their 50/50 joint venture, UKTV, a British multi-channel broadcaster, with the Company taking full control of UKTV’s three lifestyle channels and BBC taking full control of UKTV’s seven entertainment channels.

(13) 2020 Outlook: Discovery does not expect to be able to provide a reconciliation of the non-GAAP forward-looking commentary to comparable GAAP measures as, at this time, the Company cannot determine the occurrence or impact of the adjustments, such as the effect of future changes in foreign currency exchange rates or future acquisitions or divestitures that would be excluded from such GAAP measures.

Source: Discovery, Inc.